EXHIBIT 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com

News Release

AllianceBernstein Expands Municipal Bond Portfolio-Management Team

New York, NY, December 4, 2009 - AllianceBernstein L.P. today announced that Wayne Godlin has joined the firm as a member of its municipal bond portfolio-management team. Mr. Godlin, who has extensive investment expertise in both the investment-grade and high-yield municipal markets, will help design and manage the firm’s municipal investment strategies and customized product solutions to serve the needs of financial advisors and clients.

"We are pleased to have Wayne join our firm as we continue to enhance and expand our municipal bond offerings," said Guy Davidson, director of Municipal Fixed Income at AllianceBernstein. "His experience further augments our portfolio-management team’s ability to provide municipal bond solutions to our clients."

Mr. Godlin joins the firm with more than 26 years of investment experience, including 21years with Morgan Stanley Investment Management, where Mr. Godlin was head of the municipal bond team.  Most recently, he served as chief municipal strategist and as a portfolio manager for the high-yield municipal fund at Van Kampen, an investment-management unit of Morgan Stanley.

Previously, he worked with Hanifen, Imhoff in Denver, where he focused on structuring financing plans for new-issue and refunding transactions. Mr. Godlin also served as a municipal research analyst in public finance with First Interstate Bancorp.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At September 30, 2009, AllianceBernstein Holding L.P. owned approximately 34.9% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 64.1% economic interest in AllianceBernstein.

Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in our Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended September 30, 2009. Any or all of the forward-looking statements that we make in this news release, Form 10-K, Form 10-Q, other documents we file with or furnish to the SEC, and any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect our revenues, financial condition, results of operations and business prospects.

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